    As filed with the Securities and Exchange Commission on October 22, 1997
                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

              CROWN GROUP, INC. (FORMERLY CROWN CASINO CORPORATION)
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     Texas                                                          63-0851141
--------------------------------------------------------------      ---------------------------------------
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification Number)

                         4040 North MacArthur Boulevard
                                    Suite 100
                            Irving, Texas 75038-6424
                    ----------------------------------------
                    (Address of principal executive offices)

                             1997 STOCK OPTION PLAN
                     ----------------------------------------
                            (Full Title of the Plan)

                               EDWARD R. MCMURPHY
                      President and Chief Executive Officer
                         4040 North MacArthur Boulevard
                                    Suite 100
                            Irving, Texas 75038-6424
                                 (972) 717-3423
-------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                ------------------------------------------------

                              Copies Requested to:

                          Terry Ferraro Schwartz, Esq.
                            Smith, Gambrell & Russell
                            Suite 3100, Promenade II
                           1230 Peachtree Street, N.E.
                             Atlanta, Georgia 30309
                                 (404) 815-3100

                ------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


===================================================================================================================================
    Title of                                               Proposed                      Proposed
   Securities                    Amount                    Maximum                       Maximum                      Amount of
      to be                      to be                   Offering Price                  Aggregate                   Registration
    Registered                 Registered                 Per Share (1)               Offering Price (1)                  Fee
  -------------                ----------                --------------               ------------------             ------------
Options and shares             1,000,000                    $3.34375                    $3,343,750                     $1,014
of $.01 par value                Shares
and Common Stock
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of Common Stock on the Nasdaq SmallCap Market on October 20, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

         (a) the Company's Annual Report on Form 10-K for the year ended April 30, 1997;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997; and

         (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 10, as filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, on December 23, 1986.

Item 4.   Description of Securities.

          No response to this item is required.

Item 5.   Interests of Named Experts and Counsel.

          No response to this item is required.

Item 6.   Indemnification of Directors and Officers.

          The Articles of Incorporation of the Company provide for the elimination of monetary liability of directors of the Company pursuant to
Article 7.06(B) of the Texas Miscellaneous Corporation Laws Act.

          The Company's Bylaws provide that to the extent that a director or officer has been successful in the defense of any proceeding to which he was a party by virtue of his being a director or officer of the Company, the Company shall indemnify the director or officer for reasonable expenses incurred therewith.

          In addition, the Company may indemnify a director or officer of the Company who is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, against liability incurred in the proceeding if he acted in his official capacity and in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in general, no indemnification shall be made in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company or in connection with any other proceeding in which a director or officer is adjudged liable on the basis that personal benefit was improperly received by him. If the person is found liable to the Company on the basis that personal benefit was improperly received by the person, the Company may indemnify that person, but such indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

     Articles 2.02 of the Texas Business Corporation Act sets forth the applicable terms, conditions, and limitations governing the indemnification of officers, directors and other persons.

Item 7.   Exemption from Registration Claimed.

          No response to this item is required.

Item 8.   Exhibits.

          The following exhibits are filed with this Registration Statement.

          Exhibit
          Number                  Description of Exhibit
          ------                  ----------------------

             4.1         -      Registrant's 1997 Stock Option Plan.

             5.1         -      Opinion of Smith, Gambrell & Russell.

            23.1         -      Consent of Coopers & Lybrand L.L.P.

            23.2         -      Consent of Smith, Gambrell & Russell (contained in their opinion filed as
                                Exhibit 5.1).

           *24.1         -      Power of Attorney of Tilman J. Falgout, III.

           *24.2         -      Power of Attorney of John David Simmons.

           *24.3         -      Power of Attorney of David J. Douglas.

           *24.4         -      Power of Attorney of Gerald L. Adams.

           *24.5         -      Power of Attorney of Gerard M. Jacobs.

           *24.6         -      Power of Attorney of Robert J. Kehl.

           * Included in the signature page to this Registration Statement.

Item 9.       Undertakings.

            (a)      The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on this 1st day of October, 1997.

                     CROWN CASINO CORPORATION

                    By:  /s/ Edward R. McMurphy
                         ----------------------------------------------------
                         Edward R. McMurphy
                         President and Chief Executive Officer
                         (principal executive officer)

                    By:  /s/ Mark D. Slusser
                         ----------------------------------------------------
                         Mark D. Slusser
                         Vice President of Finance, Chief Financial Officer, Secretary and Treasurer
                         (principal financial and accounting officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Edward R. McMurphy and Mark D. Slusser, and each of them (with full power of each of them to act alone) as true and lawful attorneys-in-fact and agents, with full power of substitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents (with full power of each of them to act alone) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                              Title                    Date
      ---------                              -----                    ----
 /s/ Edward R. McMurphy               President, Chief        October 1, 1997
---------------------------           Executive Officer
Edward R. McMurphy                    and Director


 /s/ Tilman J. Falgout, III           Director                October 1, 1997
---------------------------
Tilman J. Falgout, III

 /s/ John David Simmons               Director                October 1, 1997
---------------------------
John David Simmons

 /s/ David J. Douglas                 Director                October 1, 1997
---------------------------
David J. Douglas

 s/ Gerald L. Adams                   Director                October 1, 1997
---------------------------
Gerald L. Adams

 /s/ Gerard M. Jacobs                 Director                October 1, 1997
---------------------------
Gerard M. Jacobs

 /s/ Robert J. Kehl                   Director                October 1, 1997
---------------------------
Robert J. Kehl

*By:
     ------------------------------------
      Edward R. McMurphy, pursuant to
      a power-of-attorney included in the
      signature page to this Registration
      Statement on Form S-8

                                  EXHIBIT INDEX

Exhibit
Number                        Description of Exhibit
------                        ----------------------
    4.1           -          Registrant's 1997 Stock Option Plan

    5.1           -          Opinion of Smith, Gambrell & Russell

   23.1           -          Consent of Coopers & Lybrand LLP